EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT made this 31st day of January, 1997, by and between Salt Lake Mortgage Corp., a Utah Corporation ("SLM"), Celtic Investment, Inc., a Delaware Corporation ("Parent") and Roger Davis ("Employee").

                                    RECITALS

      WHEREAS, SLM and Parent (hereafter jointly referred to as "Employer") and Employee desire and agree to enter into an employment relationship by means of this agreement ("Employment Agreement"); and

      WHEREAS, SLM desires to employ Employee and Employee is willing to accept such employment by SLM on the terms and subject to the conditions set forth in this Employment Agreement; and

      NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

      1. Employment and Duties. Upon the effective date of the employment defined herein ("Effective Date"), Employer shall, and hereby does, employ the Employee and Employee shall, and hereby does, accept employment as Vice President of Marketing Sales and Secretary/Treasurer of SLM. Employee agrees to devote in good faith his full time and best effort to the services that he is required to render to Employer hereunder. Employee shall report to SLM's President at all times during the term of this Agreement shall have powers and duties at least commensurate with his position in SLM. Employee's duties with SLM shall be consistent with those historically held by Employee.

            1.1. American Funds & Trust. The parties acknowledge that Employee intends to attempt to acquire, either individually, or through an affiliated company, American Funds &Trust or the right to purchase American Funds & Trust. In the event such acquisition is effected, Employee, or such affiliate, shall give Employer the right to purchase American Funds & Trust (or Employee's or such affiliates right to purchase American Funds & Trust) on such terms and conditions as the Employer and the Employee may agree to. In the event Employer does not purchase American Funds & Trust, then Employee (and any affiliate of Employee) shall sell all of his or its interest in American Funds & Trust as soon as possible. In such a sale event transaction wherein employee receives compensation, employee agrees to reimburse SLM for the actual time spent in relation to the project. The amount of reimbursement will be based on employee's hourly annual salary rate, not to exceed 250 hours. If Employer elects not to purchase American Funds & Trust, and if thereafter Employee is, in the opinion of Employer, devoting excessive time to American Funds & Trust,

Employer may require Employee to discontinue such excessive time involvement with American Funds & Trust. Any demand by Employer to Employee that Employee discontinue such excessive time involvement with American Funds & Trust shall be made in writing to Employee and shall be hand delivered directly to Employee. In the event Employee does not discontinue such excessive time involvement with American Funds & Trust within twenty (20) days after receipt of such notice, Employer may terminate this Employment Agreement immediately thereafter. Such termination shall be deemed to be Termination for Cause as defined in paragraph
2.1.4 below. Any determination by Employer that Employee is devoting excessive time to American Funds & Trust shall be reasonable and made in good faith.

            1.2. Consent by Employer. Employer consents to the continued participation by Employee in the activities described in paragraph 1.1 subject to his fulfillment of any and all fiduciary duties he will have as an officer and director of SLM including those fiduciary duties relating to corporate opportunities.

      2.    Term of Employment.

     2.1 Definitions. For the purposes of this Employment Agreement, the following terms shall have the following meanings:

            2.1.1.Adjusted Pretax Profits. For purposes of this Agreement, the term "Adjusted Pretax Profits" shall have the same meaning as "API" has in the Escrow Agreement (hereafter defined) and shall be calculated in the same manner it is calculated in the Escrow Agreement.

     2.1.2. Agreement and Plan of Merger. "Agreement and Plan of Merger" shall mean the Agreement and Plan of Merger dated the date hereof, entered into by Parent, Celtic Investment Merger Sub, Inc., SLM, Reese Howell, Jr. and Roger Davis, which provides for the acquisition SLM by Parent by way of reverse triangular merger of Celtic Merger Sub, Inc. into SLM.

            2.1.3.Bonus Period. "Bonus Period" shall mean (i) the six separate periods which are provided for in Section 4.1.2 of this Employment Agreement for the purpose of calculating the amount of cash bonuses due hereunder to Employee; and (ii) the four separate periods which are provided for in the Stock Option Agreement (as hereafter defined) for the purpose of calculating the number of Performance Based Option Shares (as hereafter defined) Employee shall be entitled to purchase under the Stock Option Agreement.

     2.1.4 Escrow Agreement. "Escrow Agreement" shall mean the Escrow Agreement dated the date hereof , entered into by Celtic Investment, Inc., Reese Howell, Jr., Roger Davis and Security Title Insurance Agency of Utah, Inc. as Escrow Agent, which provides for the deposit into escrow of 500,000 shares of Celtic $.001 par value common stock ("Celtic Common Stock") owned by Reese Howell, Jr. and Roger Davis and for the release of such shares based upon the terms and conditions of such Escrow Agreement.

            2.1.5.Stock Option Agreement. "Stock Option Agreement" shall mean the Stock Option Agreement dated the date hereof, entered into by Celtic Investment, Inc. and Employee whereby Employee is granted (i) options to purchase 150,000 shares of Celtic Common Stock, which options vest over a period of time as provided for in the Stock Option Agreement and (ii) options to purchase 350,000 shares of Celtic Common Stock, which options vest on the basis of the achievement of certain operating results as agreed to in the Stock Option Agreement.

            2.1.6. Termination for Cause. "Termination For Cause" shall mean termination by Employer of Employee's employment by the Employer by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to Employer, or by reason of Employee's willful material breach of this Employment Agreement which has resulted in material injury to the Employer and any termination of employment by Employer pursuant to notice under paragraph 1.2 above.

     2.1.7.Termination Without Cause. "Termination Without Cause" shall mean any termination of employee's employment by Employer other than for cause by Reason of Disability or by Reason of Death.

     2.1.8.Voluntary Termination. "Voluntary Termination" shall mean termination by Employee of Employee's employment by Employer other than (i) as described in paragraph 2.1.8 or (ii) termination by reason of Employee's death or disability as described in paragraphs 2. 5. and 2.6.

            2.1.9.Good Reason Resignation. "Good Reason Resignation" shall mean termination by Employee of Employee's employment by Employer following the occurrence of any of the events set out below unless such event is fully corrected by the Employer within 30 days following written notification by Employee to Employer that Employee intends to terminate his employment for one or more of the reasons set out below:

                 (a) removal of Employee from, or a failure to appoint or reappoint Employee to, any of his offices or the assignment of
            Employee to any duties inconsistent with Employee's status as material alteration in the nature or status of Employee's responsibilities or conditions of employment from those in effect prior to the date of this Employment Agreement except as contemplated by this Employment Agreement;

                 (b) the relocation, without Employee's consent, of SLM's principal executive offices to a location outside of Salt Lake County or the imposition of a requirement, without Employee's consent, that Employee be based anywhere other than Salt Lake County, except for required travel on Employer's business;

                 (c) failure by Employer  without  Employee's  consent to pay to
            Employee any portion of Employee's current compensation, including bonuses, the vesting of stock options and the issuance of shares upon exercise of stock options;

                 (d) the  failure  to obtain  the  specific  assumption  of this
            Employment Agreement by any successor or assign of the Employer or any person acquiring a substantial portion of the assets of either SLM or Parent or, following any such assumption, assignment or acquisition by an entity other than an affiliate of SLM or Parent;

     (e) any material breach by Employer of any provision of this Employment Agreement; or

                 (f) the failure of the Capital Infusion in the Escrow Agreement to be  made  into  SLM  within  the  time  agreed  to in the  Escrow
            Agreement.

      2.2. Initial Term. The term of employment of Employee by Employer under this Employment Agreement shall be for a period of two (2) years beginning with Effective Date ("Initial Term"), unless terminated earlier pursuant to this Section. At the sole option of Employee, Employee may cause this Employment Agreement to be extended for up to three (3) additional terms of one year each. In order to extend this Employment Agreement for an additional term, Employee shall provide not less than twenty (20) days written notice to Employer of such extension. At any time prior to the expiration of the Initial Term, or any additional term, Employer and Employee may, by mutual written agreement, extend Employee's employment under the terms of this Employment Agreement for such additional periods as they may agree.

     2.3. Termination For Cause. Termination for Cause may be effected immediately by Employer during the term of this Agreement by written notification to Employee. Upon Termination For Cause, the following shall promptly occur:

     (a) Employer shall pay Employee all accrued salary earned at the date of Termination for Cause;

     (b) Employer shall pay Employee all vacation pay which is accrued at the date of Termination for Cause;

            (c) Employer shall pay all business expenses incurred by Employee in connection with his duties hereunder which are unpaid at the date of Termination for Cause;

            (d) Employer shall pay to Employee all compensation or benefits due to Employee at the date of Termination for Cause under any agreement or plans, excluding stock options or cash bonuses which are specifically provided for in paragraphs 2.3 (e)(f)and (g) below;

            (e) The compensation payable to Employee under paragraph 4.1.2. hereunder is calculated on the basis of June 30 fiscal year end results and any bonus payable thereunder will be payable in six Bonus Periods which are described in paragraph 4.1.2. If Employee is Terminated for Cause, the amount of bonus due to Employee under paragraph 4.1.2 shall be prorated on the basis of the percentage of the Bonus Period which has been completed as of the date of Termination for Cause. The bonus compensation due to Employee under this paragraph 2.3(e) will not be determinable until the completion of the Employer's consolidated audited financial statements for the Bonus Period in which Employee is Terminated for Cause. The bonus compensation will be paid to Employee within twenty (20) days from the date such audited financial statements are available. An example of this provision is as follows:

                 If, under paragraph 4.1.2 of this Agreement, the Employee would have been entitled to bonus compensation of $50,000 if Employee had worked for the entire Bonus Period, and if Employee's employment was Terminated for Cause after sixty percent (60%) of the Bonus Period had been completed, then Employee shall be entitled to a bonus of $30,000 (60% of the total bonus compensation due for such Bonus Period).

            (f) Employee has been granted incentive stock options to purchase 150,000 shares of Celtic Common Stock pursuant to the Stock Option Agreement which options vest solely on the basis of time of employment ("Time Based Options" and "Time Based Option Shares"). In the event the Employee is Terminated for Cause, the Time Based Options shall be accelerated and shall vest immediately, on a prorated basis, through the date of Termination for Cause but shall be prorated. The number of Time Based Option Shares which Employee shall be entitled to purchase shall be prorated on the basis of the percentage of the Vesting Period which has been completed as of the date of Termination for Cause. An example of this provision, is as follows:

                 In the event  Employee  has a Time  Based  Option  to  purchase
            75,000 Time Based Option Shares which option vests on the first anniversary date of this Employment Agreement, and if Employee is Terminated for Cause nine months after the date of this Employment Agreement, then Employee shall have the right to purchase 50,000 Time Based Option Shares immediately after the date of Termination for Cause pursuant to the applicable terms and conditions of the Stock Option Agreement. The right to purchase the remaining 25,000 Time Based Option Shares shall be terminated immediately as of the date of Termination for Cause. Employee shall have no right to purchase Time Based Option Shares for any vesting period which is subsequent to the vesting period in which Termination for Cause occurred.

            (g) Employee has been granted incentive stock options to purchase 350,000 shares of Celtic Common Stock pursuant to the Stock Option Agreement which options vest solely on the basis of the achievement of certain operating results ("Performance Based Options" and "Performance Based Option Shares"). In the event that Employee's employment is Terminated for Cause, the vesting of Performance Based Options relating to the Bonus Period in which Termination for Cause occurs, shall be accelerated. The number of Performance Based Option Shares which Employee shall be entitled to purchase shall be prorated on the basis of the percentage of the Bonus Period which has been completed as of the date of Termination for Cause. The Performance Based Option Shares which may be purchased under this paragraph 2.3(g) will not be determinable until the completion of the Employer's consolidated audited financial statements for the Bonus Period in which Employee is Terminated for Cause. An example of this provision is as follows:

                 If, under the Stock Option Agreement,  Employee would have been entitled to purchase 150,000 Performance Based Option Shares had he worked for the entire Bonus Period, and if Employee's employment was Terminated for Cause immediately after sixty percent (60%) of the Bonus Period had been completed, then Employee shall be entitled to purchase, under the Stock Option Agreement, 90,000 of the Performance Based Option Shares attributed to such Bonus Period). Employee shall not be entitled to purchase any Performance Based Option Shares which underlie Performance Based Options for Bonus Periods which are subsequent to the Bonus Period in which Termination for Cause occurred.

     2.4.   Termination  Without  Cause.   Employer  may  terminate   Employee's
employment for any reason and without cause at any time upon thirty (30) days written notice to Employee.

      Upon Termination without Cause, the following shall promptly occur:

            (a) Employer shall pay Employee all salary compensation for a period of one year from the date of Termination Without Cause.

     (b) Employer shall pay Employee all vacation pay which is accrued at the date of Termination without Cause;

            (c) Employer shall pay all business expenses incurred by Employee in the connection with his duties hereunder which are unpaid at the date of Termination without Cause;

            (d) Employer shall pay or deliver to Employee all compensation or benefits due to Employee at the date of Termination without Cause under any agreement or plans excluding stock options or cash bonuses which are specifically provided for in paragraphs 2.4 (e)(f)and (g) below;

            (e) The compensation payable to Employee under paragraph 4.1.2. hereunder is calculated on the basis of June 30 fiscal year end results and any bonus payable thereunder will be payable in six Bonus Periods which are described in paragraph 4.1.2. If Employee is Terminated without Cause, the amount of bonus due to Employee under paragraph 4.1.2 shall be the amount of bonus compensation which would be due to Employee if Employee had been employed for the entire Bonus Period in which Termination without Cause occurred. The bonus compensation due to Employee under this paragraph 2.4(e) will not be determinable until the completion of the Employer's consolidated audited financial statements for the Bonus Period in which Employee is Terminated without Cause. The bonus compensation will be paid to Employee within twenty (20) days from the date such audited financial statements are available. An example of this provision is as follows:

                 If, under paragraph 4.1.2 of this Agreement, the Employee would have been entitled to bonus compensation of $50,000 if Employee had worked for the entire Bonus Period, and if Employee's employment was Terminated without Cause immediately after sixty percent (60%) of the Bonus Period had been completed, then Employee shall be entitled to the entire bonus of $50,000.

            (f) Employee has been granted incentive stock options to purchase 150,000 Time Based Option Shares which vest solely on the basis of time of employment. In the event the Employee is Terminated without Cause, all Time Based Options for the vesting period in which Termination without Cause occurred, shall be accelerated and shall vest immediately. An example of this provision, is as follows:

                 In the event  Employee  has a Time  Based  Option  to  purchase
            75,000 shares of Employers common stock which vests on the first anniversary date of this Agreement, and if Employee is Terminated without Cause nine months after the date of this Employment Agreement, then Employee shall have the right to purchase all 75,000 shares of Employer's common stock immediately after the date of Termination without Cause pursuant to the applicable terms and conditions of the stock option agreement. Employee shall have no right to purchase Time Based Option Shares for any vesting period which is subsequent to the vesting period in which Termination without Cause occurred.

            (g) Employee has been granted incentive stock options to purchase 350,000 shares of Celtic Common Stock pursuant to the Stock Option Agreement which vest solely on the basis of the achievement of certain operating results. In the event that Employee's employment is Terminated without Cause, the vesting of such Performance Based Options shall be accelerated and the number of Performance Based Option shares which Employee is entitled to purchase shall be that number of Performance Based Option Shares which Employee would have been entitled to purchase if he had been employed during the entire Bonus Period. The Performance Based Option Shares which may be purchased under this paragraph 2.4(g) will not be determinable until the completion of the Employer's consolidated audited financial statements for the Bonus Period in which Employee is Terminated without Cause. An example of this provision is as follows:

                 If, under the Stock Option Agreement,  Employee would have been entitled to purchase 150,000 Performance Based Option Shares had he worked for the entire Bonus Period, and if Employee's employment was Terminated without Cause immediately after sixty percent (60%) of the Bonus Period had been completed, then Employee shall be entitled to purchase, under the Stock Option Agreement, all 150,000 Performance Based Option Shares attributed to such Bonus Period. Employee shall not be entitled to purchase any Performance Based Option Shares which underlie Performance Based Options for Bonus Periods which are subsequent to the Bonus Period in which Termination without Cause occurred.

      2.5. Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board of Directors of either SLM or Parent, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than three (3) consecutive months, Employer shall have the right to terminate Employee's employment hereunder by twenty (20) days written notification to Employee. In the event of termination by reason of disability, Employee shall pay Employee all cash and other compensation which would be due and owing to Employee under paragraph 2.3 of this Employment Agreement if Employee's employment had been Terminated for Cause by Employer rather than as a result of the Disability of Employee.

      Upon receipt of notice of termination under this paragraph 2.5, Employee may request an opportunity to discuss the termination of his employment at a meeting of the Boards of Directors of both SLM and Parent. Such request must be made, if at all, in writing and shall be delivered to SLM and to Parent withing five (5) days from the date Employee receives notification of termination of employment under this paragraph 2.5. Upon receipt of such request, each of SLM and Parent shall, within a reasonable time, call and hold a Board of Directors meeting to allow Employee to discuss termination for reason of disability.

      2.6 . Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Employer shall pay to his estate or such beneficiaries as Employee may from time to time designate, to the date of Employee's death all cash and other compensation which would be due and owing to Employee under paragraph 2.3 of this Employment Agreement if Employee's employment had been Terminated for Cause by Employer rather than by as a result of the Death of Employee.

      2.7. Voluntary Termination. In the event of a Voluntary Termination, Employer shall pay to Employee all cash and other compensation which would be due and owing to Employee under paragraph 2.3 of this Employment Agreement if Employee's employment had been Terminated for Cause by Employer rather than by the Voluntary Termination by Employee.

      2.8. Good Reason Resignation. In the event of a Good Reason Resignation Employee resigns, Employer shall continue to pay to Employee his salary for a period of one (1) year from the date of Resignation for Good Reason and Employer shall pay to Employee all cash and other compensation which would be due and owing to Employee under paragraph 2.4 of this Employment Agreement if Employee's employment had been Terminated without Cause by Employer rather than the Good Reason Resignation by Employee.

     3. Effective Date of Employment. The Effective Date of this Agreement and Employee's employment by the Employer hereunder shall be January 31, 1997.

     4. Compensation. As his entire compensation for all services rendered to the Employer during the term of this Agreement, in whatever capacity rendered, the Employee shall be paid, subject to withholding and other applicable employment taxes, as follows;

            4.1.1.Base Salary. Employee shall be paid a base salary of $90,000 per year commencing on the Effective Date. Such base salary shall be payable in monthly installments, provided however, if the first month of employment is less than a full calendar month, the first payment shall be prorated for the number of days worked in the first calendar month of employment.

            Employee's base salary shall be reviewed annually by the Board of Directors, and the base salary for each employment year (or portion thereof) beginning July 1, 1998, shall be determined by the Board of Directors which shall authorize an increase in Employee's base salary for such year in an amount which, at a minimum, shall be equal to the cumulative cost-of-living increment on the Base Salary as reported in the

      "Consumer Price Index, Salt Lake City, UT, All Items," published by the U.S. Department of Labor (using January 1, 1995 as the base date for computation). Provided however, that the base salary shall not increase by more than ten percent (10%) per year due to increases in the Consumer Price Index.

     4.1.2. Bonus. Employee shall be paid a bonus based upon Adjusted Pretax Profits of SLM. Under this Employment Agreement, there shall be six Bonus Periods during which the bonus shall be determined and such Bonus Periods are as follows:

            Bonus Period 1 - commencing January 31, 1997, ending June 30, 1997 Bonus Period 2 - commencing July 1, 1997, ending June 30, 1998 Bonus Period 3 - commencing July 1, 1998, ending June 30, 1999 Bonus
            Period 4 - commencing July 1, 1999, ending June 30, 2000 Bonus Period 5 - commencing July 1, 2000 ending June 30, 2001 Bonus Period 6 - commencing July 1, 2001 ending January 31, 2002

            For Bonus Period 1 Employee shall be paid a bonus equal to seven percent (7%) of the Adjusted Pretax Profits up to a bonus payment of $30,000.00 After a total bonus of $30,000.00 is earned for Bonus Period 1, the bonus shall be reduced from seven percent (7%) of Adjusted Pretax Profits to one and one half percent (1 1/2%) of Adjusted Pretax Profits.

            For each of the Bonus Periods 2,3, 4 and 5 ("Full Bonus Periods"), Employee shall be paid a bonus equal to seven percent (7%) of the Adjusted Pretax Profits up to a bonus payment of $60,000. After a total bonus of $60,000 is earned for each of such Bonus Periods, the bonus shall be reduced from seven percent (7%) to one and one half percent (1 1/2%) of Adjusted Pretax profits.

            For Bonus Period 6, Employee shall be paid a bonus equal to seven percent (7%) of the Adjusted Pretax Profits up to a bonus payment of $30,000.00. After a total bonus of $30,000.00 is earned for Bonus Period 6, the bonus shall be reduced from seven percent (7%) to one and one half percent (1 1/2%) of Adjusted Pretax Profits.

            Any bonus due hereunder shall be paid to Employee within twenty (20) days after the date on which the audited financial statements of Employer are available for each June 30th fiscal year end.

            4.1.3.Vacation. Employee shall be entitled to four (4) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

     4.1.4. Automobile Allowance. SLM currently leases a 1994 Plymouth Voyager, at Employee's expense, for Employee to use. Employer hereby agrees to grant to

      Employee all rights, title and interest in the lease dated May ______, 1994 by and between First Security Bank and SLM. As of February 1, 1997, Employee agrees to pay any and all costs, including any and all future lease payments, and to be responsible for any and all taxes (income, property, or sales taxes) resulting thereafter. During the term of this Employment Agreement, Employee may cause Employer to lease a replacement vehicle for Employee's use at Employee's expense. During the term of this Agreement, the Employer shall provide Employee with an automobile expense reimbursement equal to the maximum allowed by the rules and regulations of the Internal Revenue Service.

            4.1.5.Reimbursement for Expenses. During the term of this Agreement, The Employer shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

            4.1.6.Additional Benefits. The Employer shall provide the Employee with health and disability insurance during the term of this Agreement. The Employee shall be entitled to participate in such benefit and compensation plans as are now generally available or later made generally available to the employees or executive officers of the Employer, including, but not limited to, 401(k) plans, stock option plans, profit sharing plans and other such plans and benefits. The health plan offered to Employee hereunder will be at least as advantageous to Employee as those offered by SLM prior to the date of the execution of this Agreement.

      5. Stock Options. As additional consideration for Employee's services hereunder, the Employee shall be granted an option to purchase 500,000 shares of Celtic Investment common stock at a price of $3.00 per share. The terms and condition of such options are set forth in the Stock Option Agreement.

      6. Covenant not to Compete. Employee agrees that he will not, during the term of his employment, and for the ("Restriction Period") which is defined in paragraph 6.1.2 of this Employment Agreement directly or indirectly, in any state, county, city or metropolitan area in which SLM, Parent or any subsidiary of Parent has transacted business in the three (3) years preceding said termination, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a stockholder, director, officer, employee, agent, consultant, partner or otherwise, any business which is engaged in the same business as SLM, Parent or any Subsidiary of Parent. Specifically, but without limitation, this covenant shall extend to all existing clients or customers of SLM, Parent and all subsidiaries of Parent and all of the funding sources of SLM, Parent and all subsidiaries of Parent.

            6.1.1.If any of the provisions of this paragraph are held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form. The Employer and the Employee acknowledge the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are part of this covenant.

            6.1.2. The Restricted Period shall be that period of time during which the Covenant not to Compete set forth in this paragraph 6 is binding upon Employee. The Restricted Period shall initially be a period of twenty four (24) months commencing on the Effective Date but shall be reduced thereafter by one month for each full month of employment of Employee by Employer. Subject to paragraph 6.1.3 below, in no event shall the Restricted Period be less than six
(6) months from the date of termination of employment regardless of the number of months of employment prior to termination.

            6.1.3.In the event Employee's employment is terminated by Employer without cause or in the event Employee Resigns for Good Reason, the restrictions set forth in this paragraph 6 shall be limited to the time in which Employee continues to receive a salary from Employer under this Agreement.

      7. Confidential Information. Employee covenants and agrees not to disclose, directly or indirectly, at any time either during employment or within twenty four (24) months subsequent to the termination of employment to anyone not an employee or consultant of the Employer, and not to use at any time either during employment or within two (2) years subsequent to the termination of employment, except in the course of employment with the Employer, any
Confidential Information, as defined below, of the Employer or any parties dealing with the Employer unless he shall first secure the consent of the Employer in writing or unless he shall involuntarily be required to do so by a court having competent jurisdiction, by any governmental agency having supervisory authority over the business of Employer or Parent, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Employee to divulge, disclose or make accessible such information after notice to the Employer. Employer and Employee hereby acknowledge that: (a) the duration and geographical limitations imposed with respect to said secret and confidential information are reasonable; and (b) the restrictions stated hereinabove are reasonably necessary for the protection of Employer's legitimate proprietary interests.

      For purposes of this Agreement, the term Confidential Information shall mean any and all:

            (a) trade secrets concerning the business and affairs of Employer, data, know-how, customer lists, current and anticipated customer requirements, market studies, business plans, and any other information, however documented, that is a trade secret within the meaning of the Utah Trade Secrets Act ss. ss. 13-24-1 to 13-24-9; and

            (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials however documented; and

            (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for Employer containing or based, in whole or in part, on any information included in the foregoing.

       Nothing contained in this paragraph 7 shall be deemed to apply to (i) any information which is or becomes known to the public other than as a result of a breach of this Section 7 by Employee or (ii ) any information which is lawfully acquired from a third party who is not obligated to Employer to maintain such information in confidence.

      8. Solicitation of Other Employees and/or Consultants. Employee agrees that he will not, during the course of his employment or for a period of twenty four (24) months commencing upon the expiration of his employment, either voluntary or involuntary, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this agreement, aid or endeavor to solicit or induce any other employee, employees, consultant and/or consultants of the Employer to leave their employment with the Employer in order to accept employment of any kind with any other person, firm, partnership or the Employer.

      9. Breach of Covenants by Employee. In the event that the Employee shall breach paragraphs 6,7 or 8 of this agreement, then the Employer shall be entitled to seek injunctive relief against the Employee. In any proceeding commenced by Employer to enforce paragraphs 6,7 or 8 of this Employment Agreement, the prevailing party shall be liable and shall pay for all damages, court costs, and reasonable attorneys' fees incurred as the direct result of commencing or defending such proceeding. The provisions of paragraphs 6, 7 and 8 hereof shall survive the termination of this Employment Agreement.

     10. Separate Counsel. The parties acknowledge that the Employer and the Employee have been represented by separate legal counsel in this transaction and that Employee has not been represented by the Employer's counsel.

      11.   Miscellaneous.

      11.1 This Employment Agreement and the written agreements referred to herein, constitutes the entire agreement between the parties or the matters discussed herein. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof.

      11.2. The terms and conditions of this Employment Agreement may be amended at any time by mutual agreement of the parties, provided that before any amendment shall be valid or effective it shall have been approved by the Board of Directors of the Employer, reduced to writing and signed by the Employer and the Employee.

      11.3. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect its other provisions, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

      11.4. Except as otherwise expressly provided herein, this Employment Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and upon the Employee, his administrators, executors, legatees, heirs and assigns.






                    (THIS SPACE IS INTENTIONALLY LEFT BLANK)

     11.5. This Employment Agreement shall be construed and enforced under and in accordance with the laws of the State of Utah.

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement the day and year first above-written.

Salt Lake Mortgage Corp.                        Employee:


By    /s/                                       By   /s/
 Reese Howell, Jr., President                   Roger Davis

Celtic Investment, Inc.


By__/s/_______________________
       Douglas P. Morris, President